EXHIBIT 10.4

SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

This SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (“Amendment”), is dated as of December 12, 2016 and entered into by and between Canyon Resort at Great Hills Limited Partnership, a Texas limited partnership, and Wakefield GP Canyon Resort at Great Hills, LLC, a Texas limited liability company (collectively and jointly and severally, “Seller”), and Steadfast Asset Holdings, Inc., a California corporation (“Purchaser”).

RECITALS

WHEREAS, Seller and Purchaser have entered into that certain AGREEMENT OF SALE AND PURCHASE dated as of November 11, 2016 (as previously amended, the “Purchase Agreement”).

WHEREAS, Seller and Purchaser desire to modify the Purchase Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Purchase Price. The Purchase Price for the Property is hereby reduced to $44,500,000. Accordingly, Section 2.1 of the Purchase Agreement is hereby amended to delete “$45,350,000” and insert “$44,500,000” in lieu thereof.

2.Due Diligence and Title Matters.  With the exception of the Purchaser’s Title Disapproval Notice dated December 2, 2016 (the “Specified Matters”), Purchaser has waived all of its due diligence, including, but not limited to, Purchaser’s property, title, survey, environmental, and zoning due diligence and the Earnest Money (both Initial Earnest Money and Additional Earnest Money) is considered “hard-money” subject only to an uncured Seller’s Default or Purchaser’s right to terminate the Purchase Agreement pursuant to the third (3rd) to last sentence of Section 3.3, Section 5.4, Articles XI and XII and/or as otherwise specifically provided in the Agreement.  With respect to the Specified Matters, notwithstanding the provisions of Section 3.3 (which would otherwise require Purchaser to exercise its right under Section 3.3 to elect to terminate the Purchase Agreement within five Business Days of receipt of Seller’s December 7, 2016 response thereto), Purchaser hereby waives its right to terminate the Purchase Agreement with respect to the Specified Matters subject to Seller’s compliance with its agreements in said December 7, 2016 response.

3.Indemnity. Section 4.1.9 is hereby amended by inserting the following at the end thereof: “Seller shall indemnify and hold Purchaser harmless from any and all losses, costs, expenses, damages, taxes, or claim, including reasonably attorneys' fees) arising out of or resulting from (a) the improper formation of the association under the Declaration of Covenants, Conditions and Restrictions dated October 10, 1992, recorded April 7, 1993 in Volume 11909, Page 234, of the Real Property Records of Travis County, Texas , including without limitation losses resulting form the failure to file tax returns or pay any applicable taxes, and (2) the failure to form the association under the Declaration of Condominium dated August 5, 1997, recorded in Volume 13014, Page 521, of the Real Property Records of Travis County, Texas, including without limitation losses resulting from the failure to file tax returns or pay any applicable taxes; provided however, that in each such instance Seller’s indemnification obligations will be limited to Seller’s period of ownership of the Property. The provisions of this paragraph shall survive the Closing or the earlier termination of this Agreement, and shall be subject to the Limitation Period, cap on liability, floor for claims, and other provisions of Section 12.1 of this Agreement.”

4.Miscellaneous.

a.Definitions. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

b.Partial Invalidity. If any term or provision of this Amendment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Amendment shall be valid and enforced to the fullest extent permitted by law.

c.No Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

d.Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

e.Entire Agreement; No Other Modification. This Amendment is the final expression of, and contains the entire agreement among, the parties hereto with respect to the subject matter set forth herein and may not be modified other than by an agreement in writing signed each party hereto. Except as expressly modified by this Amendment, all terms and conditions of the Purchase Agreement, together with any and all exhibits thereto, shall remain unmodified and are in full force and effect and enforceable in accordance with their terms. In the event of a conflict between the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall control.

f.Counterparts. This Amendment may be executed in counterparts, each of which shall constitute a separate document but all of which together shall constitute one and the same agreement. Signature pages may be detached and reattached to physically form one document. A signature executed by digital means and/or scanned and sent by facsimile and/or e-mail shall be binding as an original signature.

<Signatures follow on next page>

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SELLER:

CANYON RESORT AT GREAT HILLS LIMITED PARTNERSHIP, LP,
a Texas limited partnership

By:    Fund XI GP Canyon Resort at Great Hills, LLC,
a Texas limited liability company, its general partner

By:    _/s/ Lawrence S. Connor_______
Lawrence S. Connor, President

WAKEFIELD GP CANYON RESORT AT GREAT HILLS, LLC,
a Texas limited liability company

By:    _/s/ Chris Mullins_____________
Chris Mullins, Vice President

PURCHASER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By: __/s/ Ana Marie del Rio________
Name: Ana Marie del Rio__________
Its: Secretary____________________

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